UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51737 (Commission File Number)	43-2069359 (IRS Employer Identification Number)

10375 Park Meadows Drive, Suite 375 Lone Tree, Colorado (Address of Principal Executive Offices)	80124 (Zip Code)
(303) 216-9500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective February 14, 2007, the compensation committee of Global Employment Holdings, Inc., also referred to as Global, awarded an aggregate of 678,161 incentive stock options to certain of our employees and officers and an aggregate of 175,000 nonstatutory stock options to our non-employee directors under our 2006 Stock Plan. The purposes of the awards are to: (i) promote the interests of Global and its stockholders by strengthening Global’s ability to attract, motivate and retain employees, officers, consultants and members of the board of directors; (ii) furnish incentives to individuals chosen to receive awards of Global common stock under the plan because they are considered capable of responding by improving operations and increasing profits or otherwise adding value to Global; and (iii) provide a means to encourage stock ownership and proprietary interest in Global to valued employees, members of the board of directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of our business largely depend.
Each of the awarded stock options is exercisable into one share of our common stock at an exercise price of $5, the closing quoted market price on February 14, 2007. The term of the options is 10 years. The options will vest and become exercisable on the following schedule: 1/3 upon grant, 1/3 on the first anniversary of the grant date and 1/3 on the second anniversary of the grant date. If an option holder is terminated from his or her employment with, or a director or consultant no longer provides services to, Global or its subsidiaries by reason of disability or death, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable for a period of one year following such date. If termination occurs for any other reason, all unvested options shall automatically terminate and be cancelled, and options that have vested prior to such date shall remain exercisable for a period of 90 days following such date. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock, such shares shall again be available for issuance under the 2006 Stock Plan.
The compensation committee made the following awards to our senior management and directors:

Recipient	Position	Total # of Options
Howard Brill	President, chief executive officer and director	262,500
Dan Hollenbach	Chief financial officer	72,916
Terry Koch	President of PEO services	54,028
Stephen Pennington	President of staffing services	72,011
Luci Staller Altman	Director	24,500
Richard Goldman	Director	34,125
Charles Gwirtsman	Director	45,500
Steven List	Director	34,125
Jay Wells	Director	36,750

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: February 21, 2007	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer